                                                                    EXHIBIT 99.4


                              AUTOTOTE CORPORATION

                                OFFER TO EXCHANGE
                                       ITS
                      10-7/8% SERIES B SENIOR NOTES DUE 2004
                       FOR ANY AND ALL OF ITS OUTSTANDING
                      10-7/8% SERIES A SENIOR NOTES DUE 2004

--------------------------------------------------------------------------------
                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
            NEW YORK CITY TIME, ON OCTOBER 21, 1997, UNLESS EXTENDED.
--------------------------------------------------------------------------------


To Our Clients:

         Enclosed for your consideration is a Prospectus dated September 12, 1997 (the "Prospectus") as the same may be amended from time to time, and the related Letter of Transmittal (the "Letter of Transmittal," which together with the Prospectus constitute the "Exchange Offer") relating to the offer by Autotote Corporation, a Delaware corporation (the "Company"), to exchange $1,000 principal amount of its 10-7/8% Series B Senior Notes due 2004 for each $1,000 principal amount of its issued and outstanding 10-7/8% Series A Senior Notes due 2004 (the "Old Notes") upon the terms and subject to the conditions set forth in the Exchange Offer.

         WE ARE THE HOLDER OF RECORD OF OLD NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER FOR EXCHANGE OF SUCH OLD NOTES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER FOR EXCHANGE OLD NOTES HELD BY US FOR YOUR ACCOUNT.

         We request instructions as to whether you wish to have us tender for exchange on your behalf any or all of such Old Notes held by us for your account, pursuant to the terms and subject to the conditions set forth in the Exchange Offer.

         Your attention is directed to the following:

         1. The Exchange Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on October 21, 1997, unless extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

         2. The Exchange Offer is made for all issued and outstanding, Old Notes of which $110,000,000 aggregate principal amount of Old Notes was outstanding as of the date of the Prospectus.

         3. The minimum permitted tender is $1,000 principal amount of Old Notes, and all tenders must be integral multiples of $1,000.

         4. THE EXCHANGE OFFER IS CONDITIONED UPON THE SATISFACTION OF CERTAIN CONDITIONS SET FORTH IN THE PROSPECTUS UNDER THE CAPTION "THE EXCHANGE OFFER -- CONDITIONS." THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM PRINCIPAL AMOUNT OF OLD NOTES BEING TENDERED FOR EXCHANGE.

         5. Tendering Holders (as defined in the Prospectus) will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer.

         6. In all cases, exchanges of Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by IBJ Schroder Bank & Trust Company (the "Exchange Agent") of (i) certificates representing such Old Notes or timely confirmation of a book-entry transfer of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company ("Book-Entry Transfer Facility") pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Old Notes," (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Prospectus) in connection with a book-entry transfer, and (iii) any other documents required by the Letter of Transmittal.

         The Exchange Offer is not being made to, nor will the Company accept surrenders for exchange from, Holders of Old Notes in any jurisdiction in which the Exchange Offer, or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         If you wish to have us tender any or all of the Old Notes held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender for exchange of your Old Notes, the entire aggregate principal amount of such Old Notes will be tendered for exchange unless otherwise specified in such instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

                                  INSTRUCTIONS


         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Autotote Corporation.

         This will instruct you to tender the principal amount of Old Notes indicated below (or, if no number is indicated below, the entire aggregate principal amount) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Exchange Offer.

         I (WE) UNDERSTAND THAT IF I (WE) SIGN THESE INSTRUCTIONS WITHOUT INDICATING AN AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES IN THE SPACE BELOW, ALL OLD NOTES HELD BY YOU FOR MY (OUR) ACCOUNT WILL BE EXCHANGED.

Aggregate Principal Amount of Old Notes to be Tendered:*  $
                                                           ---------------------

SIGN HERE

Signature(s):
             -------------------------------------------------------------------

Dated:                                                        , 1997
      --------------------------------------------------------

Please print name(s):
                     -----------------------------------------------------------

Address:
        ------------------------------------------------------------------------

Area Code and Telephone Number:
                               -------------------------------------------------

Taxpayer Identification or Social Security Number:
                                                  ------------------------------

----------
* UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT THE ENTIRE PRINCIPAL AMOUNT OF THE OLD NOTES HELD BY US FOR YOUR ACCOUNT ARE TO BE TENDERED FOR EXCHANGE. The minimum permitted tender is $1,000 principal amount of Old Notes; all other tenders must be in integral multiples of $1,000.


                                      - 3 -